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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 11, 1994, on our audits of the consolidated financial statements and financial statement schedules of Atlantic Richfield Company as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in Atlantic Richfield Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to our Firm under the caption "Experts."

                                          Coopers & Lybrand

Los Angeles, California
May 4, 1994